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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 1, 1998, in the Registration Statement (Amendment No. 1 to the Form S-4 Registration No. 333-85723) and related Prospectus of Stater Bros. Holdings Inc. for the registration of $450,000,000 Senior Notes due 2006.

                                          /s/ Ernst & Young LLP

Riverside, California

September 10, 1999